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                                                                    EXHIBIT 10.8



                          [Wells Fargo Bank letterhead]

                            BUSINESS LENDING DIVISION
                               CONFIRMATION LETTER

                               SEPTEMBER 25, 1997

CRL NETWORK SERVICES, INC.
ONE KEARNY STREET
STE. 1450
SAN FRANCISCO, CA 94108-5501

RE:  $500,000.00 Equipment Line

WELLS FARGO BANK, N.A. ("Bank"), agrees to make available to CRL NETWORK SERVICES, INC. ("Borrower") a Equipment Line ("Credit"). The Credit shall bear interest and be repayable in accordance with the terms and conditions of the Agreement. The Agreement consists of (1) this Confirmation Letter (this "Letter"), (2) the Business Lending Disclosure dated August 01,1997 (the "Disclosure") and (3) any Related Documents. All terms and conditions of the Disclosure and Related Documents are incorporated herein by reference for all purposes. All capitalized terms not defined in this Letter are defined in the Disclosure.

PROMISE TO PAY. Borrower promises to pay to Bank, or order, the principal amount of $500,000.00, or so much as may be advanced and outstanding from time to time, together with interest on the unpaid outstanding principal balance of each Advance. Interest shall be calculated from the date of each Advance until repayment of each Advance. Borrower will pay Bank at Bank's address shown in this letter or at such other place as Bank may designate in writing.

EQUIPMENTLINE; TERM. Your EquipmentLine is a credit facility under which you may request loans and/or equipment leases to facilitate your acquisition of equipment. During the term of this EquipmentLine, you may request and the Bank may approve loans or leases in its discretion whenever you desire financing for qualifying pieces of equipment. The total amount of such loans and leases may not exceed your preapproved credit limit referenced above. This EquipmentLine credit facility is available to you for a term of 12 months, commencing with the date your EquipmentLine is opened by the Bank.

REPAYMENT OPTIONS. At the time of each Advance under an EquipmentLine. Borrower shall choose between the following two interest rate/loan repayment options, or in lieu of an Advance, may choose an Equipment Lease. In each instance, the amount available under this Credit shall be reduced by the amount of the Advance or Equipment Lease.

     OPTION 1.  FIXED OPTION.

        If Borrower elects to have a fixed rate of interest apply to an Advance:

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        FIXED INTEREST RATE: The interest rate applicable to the Advance shall be the rate 5.000% above the Treasury Rate in effect as of the close of business on the Thursday of the week preceding disbursement of the Advance; provided, however, that such interest rate shall be rounded to the nearest 0.05%.

        PAYMENTS: Borrower shall pay principal of and interest on each Advance on the fifth day of each month in equal successive monthly installments sufficient to amortize the principal and accruing interest of such Advance over a payment schedule of not less than 36 months or more than 96 months, as agreed by Borrower and Bank at the time of such Advance, depending on the type of equipment financed and the interest rate applicable at the time of such Advance. If the Advance occurs on or before the eighteenth day of a month, the first payment due date shall be the 5th day of the next month; if the Advance occurs after the eighteenth day of a month, the first payment due date shall be the 5th day of the second month following the Advance. All unpaid principal and accrued and unpaid interest and any other amounts owed in connection with this Credit shall be due and payable in full at maturity on the final payment date.

        PREPAYMENT TERMS. Borrower may prepay principal of the Credit as follows:

        If the original Credit amount is $10,000 or more, and there are (12) months or more remaining until maturity, Borrower shall pay to Bank a prepayment fee equal to (i) 5% of the amount prepaid if the remaining term is five or more years, (ii) 4% of the amount prepaid if the remaining term is four to five years, (iii) 3% of the amount prepaid if the remaining term is three to four years, (iv) 2% of the amount prepaid if the remaining term is two to three years, and (v) 1% of the amount prepaid if the remaining term is one to two years. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

                                         Borrower(s) Initials ________________

     OPTION 2.  VARIABLE OPTION.

        If Borrower elects to have a variable rate of interest apply to an
        Advance:

        VARIABLE INTEREST RATE: The interest rate applicable to the Advance shall be subject to change from time to time based on changes in the Prime Rate. The Prime Rate currently is 8.500% per annum. The variable interest rate to be applied to the unpaid principal balance of the Advance will be 1.750% percentage points above the Prime Rate, resulting in a currently applicable initial rate of 10.250% per annum.

        PAYMENTS: Borrower shall pay principal on each Advance on the fifth day of each month in equal successive monthly installments sufficient to amortize the principal amount of such Advance over a payment schedule of not less than 36


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        months or more than 96 months, as agreed by Borrower and Bank at the time of such Advance, depending on the type of equipment financed and the interest rate applicable at the time of such Advance. In addition, Borrower shall pay all accrued unpaid interest on each payment date. If the Advance occurs on or before the eighteenth day of a month, the first payment due date shall be the 5th day of the next month; if the Advance date occurs after the eighteenth day of a month, the first payment due date shall be the 5th day of the second month following the Advance. All unpaid principal and accrued and unpaid interest and any other amounts owed in connection with this Credit shall be due and payable in full at maturity on the final payment date.

        PREPAYMENT TERMS. Borrower may prepay principal of the Credit at any time, in any amount, without penalty.

Advances:      Advances shall be subject to the following terms and conditions:

This Credit shall be a non-revolving line of credit. Once the total amount available under the Credit has been advanced, Borrower shall not be entitled to further Advances-

* Borrower shall deliver to Bank an acceptable purchase agreement or an invoice from vendor - not more than 90 days old - for equipment to be purchased in whole or in part with the Advance.

* Bank may fund Advances to Borrower or directly to vendor at Bank's sole discretion.

* For new equipment the Advance shall not exceed 100% of the selling price.

* For used equipment the Advance shall not exceed 75% of the selling price, or the appraised liquidation value (if required), whichever is less.

* If an Advance or Advances to acquire an item of used equipment aggregate(s) $100,000.00 or more, Borrower shall obtain, at Borrower's sole cost and expense, an appraisal to determine the liquidation value of such equipment. The appraisal must be performed by an independent appraiser satisfactory to Bank, at Bank's sole discretion.

*       The minimum Advance shall be $5,000.00.

INTEREST ACCRUAL BASIS. Interest shall be computed on a 365/360 simple interest basis; that is, by multiplying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal is outstanding.

AUTOMATIC DEBIT OF PAYMENTS. At the time of an Advance, Borrower may elect to have Bank automatically debit payments and other amounts owed in connection with this Credit from Borrower's Account, or Borrower can request Bank to invoice Borrower for payments.

DISBURSEMENT INFORMATION. Bank is not obligated to make an Advance under the Agreement until Borrower delivers to Bank an acceptable purchase agreement or invoice from vendor - not



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

more than 90 days old - for equipment to be purchased with the Advance. Bank shall disburse to Borrower or directly to the vendor at Bank's sole discretion.

COLLATERAL. Subject to the terms and conditions of the Disclosure, as security for the obligations set forth in Section 2.1 of the Disclosure, CRL NETWORK SERVICES, INC., as Grantor, pledges and grants to Bank a first priority security interest in the following personal property, whether existing or hereafter arising, now owned or hereafter acquired, and wherever located, and all Proceeds of the foregoing (including insurance):

        Any property described in Exhibit(s) (if any) attached hereto and made a part hereof. (NONE)

        All equipment purchased or acquired in whole or in part with an Advance.

COMMITMENT FEES. Borrower shall pay a commitment fee of $2,500.00 for the availability of the Credit through the maturity date.

THIRD PARTY FEES.  Borrower shall pay an estimated fee of:

                $50.00                              UCC Filing Fee

PAYMENT OF FEES.  Payments and fees will be paid as follows:

       Commitment Fee             From Account                0524033941

EXTENSIONS, RENEWALS AND INCREASES. The Credit may be extended, renewed or increased at Bank's sole discretion. Bank will notify Borrower in writing of any modification and the terms of any such modification will be deemed to have been accepted if Borrower does not deliver to Bank a written rejection within 10 days from the date of notification, or draws additional funds at any time following the date of notification.

INSURANCE. Borrower shall provide and maintain insurance coverage as required by the Disclosure and any Related Documents.

COUNTERPART. This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document.

FACSIMILE. An electronic transmission or other facsimile of this Letter or any signed document shall be deemed an original and shall be admissible as evidence of the document and the signer's execution.

PURPOSE. The proceeds of the Credit shall be used primarily for business or commercial purposes.

At the time the Agreement is signed and delivered to Bank, the persons signing below, including without limitation the Borrower(s), any Grantors(s) and any Guarantor(s), acknowledge receipt



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

of the Agreement, including the Disclosure and Related Documents, and accept all terms and conditions contained in them. Unless a fully signed copy of this Letter and all Related Documents is received by Bank within 30 days, this offer to extend credit will expire. This offer is not transferable or assignable, and may be withdrawn or modified at any time prior to Bank's receipt of the above fully signed documents.

ALL STATES (EXCEPT OREGON). THIS LETTER, THE DISCLOSURE, AND ANY RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS CREDIT.

OREGON ONLY. STATUTORY DISCLOSURE TO OREGON RESIDENTS: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

If you have any questions, please contact me at (415) 396-1135. For future reference, please send all correspondence to the Bank to the following address:
Business Lending Division, 177 Park Center Plaza, MAC #0514-011, San Jose, CA 95113.

WELLS FARGO BANK, N.A. ("Bank")

By: /S/ W. Jeffrey Grupe
   --------------------------------------
Name:   W. Jeffrey Grupe
Title:  Commercial Loan Officer

Dated:  September 25,1997

GUARANTOR ACKNOWLEDGMENT:

By signing below, Guarantor acknowledges receipt of a copy of the Disclosure, guarantees the Credit, and agrees to the terms and provisions of this Letter and Chapter 3 of the Disclosure. The guaranty amount is $500,000.00. The Guarantor's address is: 10 Century Drive, Mill Valley, CA 94941.

JAMES COUCH

By:/S/ James Couch 9/26/97                   By:
   ---------------------------------------      -------------------------------
Name:   James Couch
Title:  Individual

BORROWER AND GRANTOR ACKNOWLEDGMENT AND ACCEPTANCE:

By signing below, Borrower and Grantor acknowledge receipt of the Agreement, including the Disclosure and Related Documents, and agree to the terms and provisions contained in them.

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CRL NETWORK SERVICES, INC., a Corporation

By:/S/ James Couch 9/26/97                      By:
   ----------------------------------------        -------------------------
Name:   James Couch
Title:  President

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                             [WELL FARGO BANK LOGO]

SIMPLYDOCS[TM]

BUSINESS LENDING DISCLOSURE

We appreciate the opportunity to do business with you. Your time is valuable, and we know you have choices. This folder contains our SimplyDocs[TM] business loan disclosure. This disclosure is written in a straightforward easy to read fashion and covers the loan for which you are applying. We designed it so save you time and to make your loan agreement easy to understand.

   IF YOU SELECT WELLS FARGO, THIS DISCLOSURE, ALONG WITH A CONFIRMATION LETTER AND ANY RELATED DOCUMENTS, WILL CONSTITUTE YOUR LOAN AGREEMENT. PLEASE REVIEW AND RETAIN THESE MATERIALS FOR YOUR FUTURE REFERENCE.

Your business success is important to us. In fact, Wells Fargo specializes in lending to small companies. We are the only small business lender to be endorsed by the National Association of Women Business Owners, and we support our commitment to helping small business grow through SBA lending. We have a wide range of products and services to offer you, and our commercial loan officers can customize a financing option for your specific needs.

We are available to serve you through our Business Banking Officers, our 24-hour customer service telephone center, and Business Gateway - on-line banking just for small businesses. Of course, we are also happy to serve you at any of our local Wells Fargo branches. You may also visit us on the Internet at www.wellsfargo.com.

Thank you for choosing Wells Fargo.

Sincerely yours

/s/ Colleen Anderson
Colleen Anderson
Executive Vice President

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

This Business Lending Disclosure is one part of the Agreement regarding the Credit. The other parts include the Confirmation Letter and any Related Documents. Parties to the Agreement are encouraged to read the Agreement in its entirety. Capitalized terms are defined in the Glossary at the end of this Disclosure.


Section 1 ....................... TERMS AND CONDITIONS THAT APPLY TO ALL CREDITS

Section 2 ................................................... SECURITY AGREEMENT

Section 3 ............................................................. GUARANTY

Appendix A ............................................ MISCELLANEOUS PROVISIONS

Appendix B ................................................. ARBITRATION PROGRAM

Appendix C ............................................ TRADE FINANCE SUBFEATURE

Appendix D ........................... ACCOUNTS RECEIVABLE & INVENTORY PRIMELINE

Glossary ............................... DEFINITIONS OF TERMS USED IN DISCLOSURE

-------------------------------------------------------------------------------
SECTION 1         TERMS & CONDITIONS THAT APPLY TO ALL CREDITS
-------------------------------------------------------------------------------

     By signing the Confirmation Letter, Borrower agrees, unless otherwise disclosed to and acknowledged by Bank in writing, that the following is true now, and at the time of each advance will be true:

1.1  REPRESENTATIONS MADE BY BORROWER
-------------------------------------------------------------------------------

     FINANCIAL AND OTHER INFORMATION

     Each financial statement submitted by Borrower gives a full and complete picture of Borrower's financial condition as of the statement's date, including all material contingent obligations, and there has been no significant adverse change to Borrower's financial condition since the date of the most recent statement; all information furnished by Borrower to Bank in connection with the application for credit was true and accurate in every significant respect as of the date of the information; and no material facts were omitted so as to make the information incomplete or misleading.

     PROPERTIES

     Borrower owns and has good title to all of Borrower's properties, and the titles to the properties are all in Borrower's legal name. Borrower has used due diligence in investigating Borrower's properties for Hazardous Substances.

     COMPLIANCE, LITIGATION AND CLAIMS

     Borrower is in compliance with all applicable laws, ordinances, rules and regulations; no litigation, claim, investigation, arbitration, administrative proceeding, or similar action against Borrower is pending or threatened (including any concerning unpaid taxes or Hazardous Substances); and no other event has occurred or is expected to occur which might have a significant adverse affect on Borrower's financial condition or properties. Any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance by anyone at the properties while Borrower has owned the properties was conducted in full compliance with all applicable federal, state, and local laws, regulations, and ordinances, except as disclosed on the loan application by Borrower. Borrower is not aware of any violations of any such local laws, regulations, and ordinances with respect to Hazardous Substances by previous owners or occupants of the properties.

     TAXES

     Borrower has filed all required tax returns and reports and paid all taxes, assessments, and other governmental charges -- except any contested by Borrower in good faith in the ordinary course of business, and for which adequate reserves have been provided.

     PRINCIPAL OFFICE

     Borrower's principal office is located at the address specified in the Confirmation Letter.

     CONTINUATION AND SURVIVAL

     The foregoing representations are continuing and shall remain true and in full force and effect at all times until the Credit is paid in full, or until this Agreement is terminated, whichever is the last to occur.

1.2  RESPONSIBILITIES OF BORROWER
-------------------------------------------------------------------------------

     FINANCIAL AND OTHER INFORMATION

     Borrower will maintain its financial books and records in accordance with generally accepted accounting principles, consistently applied; and when requested by Bank, Borrower, at no cost to Bank, will furnish additional information and statements relating to Borrower's (including its general partners, if any) financial condition and business operations, including tax returns, and verification of use of loan proceeds. Borrower will permit, at Bank's request, employees or agents of Bank to examine or audit Borrower's books, accounts, and records; and make copies and memoranda of Borrower's books, accounts, and records. If Borrower maintains any records in the possession of a third party (including computer-generated records and computer



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
     software programs used to generate the records), at Bank's request, Borrower will notify the party to give Bank open access, at not cost to Bank, to the records at all reasonable times and to provide Bank with copies of any records it requests.

     OPERATION OF BUSINESS

     Borrower will comply with all applicable laws, ordinances, rules and regulations; notify Bank in writing prior to any change in any aspect of Borrower's business that directly or indirectly relates to any agreements between Borrower and Bank; and permit Bank to inspect any and all of Borrower's property.

     Borrower will maintain fire, other hazard, public liability and such other insurance policies as is customary for businesses similar to Borrower's, each in form, amounts, coverages and with an Acceptable Insurance Company.

     Borrower will not: (a) engage in any business activities substantially different from those in which Borrower is presently engaged; (b) dissolve, cease operations, liquidate, merge, transfer, acquire, or consolidate with any other entity, or change ownership, location or name; (c) transfer or sell any of its assets out of the ordinary course of business except for fair consideration; (d) purchase or retire any of Borrower's outstanding shares, or alter or amend Borrower's capital structure; and (e) if Borrower is a Trust, terminate or revoke the Trust, in whole or in part.

     HAZARDOUS SUBSTANCES

     Borrower agrees that any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance by any occupant or user of any of Borrower's properties will be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances. Bank and its agents may make any inspections and tests of the properties that Bank considers appropriate in order to determine compliance with this section of the Disclosure. Borrower will indemnify and hold Bank harmless against any and all claims, losses, liabilities, damages, penalties, and expenses that Bank may directly or indirectly sustain or suffer as a consequence of any use, generation, manufacture, storage, disposal, release, or threatened release occurring prior to or during Borrower's ownership, control or interest in the properties, whether or not this was or should have been known to Borrower. Borrower releases and waives any future claims against Bank for damages, indemnity or contribution in connection with Hazardous Substances. The provisions of this section of the Disclosure, including the obligation to indemnify, will survive the repayment of the Credit and the termination or expiration of the Agreement and will not be affected by Bank's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

     ADDITIONAL ASSURANCES

     Borrower agrees to do all things deemed necessary by Bank in order to evidence the Credit, cure any defects in the execution, delivery, or substance of the Agreement, secure the Credit and perfect all security interests (if any) granted to Bank.

1.3  GENERAL TERMS AND CONDITIONS
--------------------------------------------------------------------------------
     EXTENSIONS, RENEWALS AND INCREASES

     The Credit may be extended, renewed or increased at Bank's sole discretion. Bank will notify Borrower in writing of any modifications and the terms of any such modification will be deemed to have been accepted if Borrower does not deliver to Bank a written rejection within 10 days from the date of notification, or draws additional funds at any time following the date of notification.

     INTEREST

     If Borrower fails to maintain its Primary Deposit Account with Bank or if Bank is not able to collect all payments related to the Credit by charging Borrower's deposit account with Bank, whether because Borrower cancels the authorization to Bank to do so, or Borrower fails at any time to maintain sufficient immediately available funds in the Primary Deposit Account, or the account is closed by Borrower or Bank or for any other reason. Bank may increase the interest rate up to one percent (1%) per annum immediately or anytime thereafter and without notice.


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
      Under no circumstances shall interest taken, reserved, contracted for, charged or received under this loan exceed the maximum permitted by applicable law. The Bank does not agree or intend to contract for, charge, collect, reserve, take or receive any amount of interest, fees, penalties or other charges, which would in any way or event (including demand, prepayment, or acceleration) exceed the maximum permitted by applicable law. Any excess interest shall be applied first to reduce the true indebtedness, and any remaining excess interest or other unauthorized amounts will be refunded. For Texas borrower's, all sums paid or agreed to be paid to Bank for the use, forbearance or detention of sums due hereunder shall be amortized prorated, allocated and spread throughout the full term of the Credit, including renewals, if any, until payment in full for purposes of determining the effective rate of interest.

      PAYMENTS AND LATE CHARGES

      Unless otherwise agreed, all sums received from Borrower may be applied to interest, fees, principal or any other amounts due to Bank in any order at Bank's sole discretion. For each payment of principal, interest and or fees which has not been paid in full within fifteen days after its date due. Borrower will pay to Bank a late charge of $15.00 or five percent (5%) of the amount due, whichever is greater.

1.4 EVENTS OF DEFAULT
--------------------------------------------------------------------------------

      This section describes the events that, should they occur, would cause Borrower to be in default of the Agreement: (a) Borrower fails to pay any principal, interest, fees, or charges when due under the terms of the Agreement; (b) a petition is filed by or against Borrower under the Bankruptcy Code (Title 11 of the United States Code, as amended), or any other law relating to bankruptcy, insolvency, reorganization, or other relief for debtors; (c) a receiver, trustee, custodian, or liquidator of any assets or property of Borrower is appointed; (d) Borrower becomes insolvent, or makes a general assignment for the benefit of creditors, or is generally not paying debts as they become due; (e) any property of Borrower is attached, garnished, or similarly levied; (f) Borrower is dissolved or liquidated; (g) Borrower dies or becomes incapacitated; (h) a change in ownership of twenty-five percent (25%) or more of the common stock/ownership interests of Borrower occurs; (i) if Borrower is a Trust, a revocation or termination of the Trust or transfer of a substantial part of the assets of the Trust occurs; (j) Borrower fails to comply with all terms and conditions of the Agreement; (k) Borrower fails to comply with all terms and conditions of any agreement with any bank or anyone else, which failure may materially affect any of Borrower's property or Borrower's ability to repay this Credit or perform Borrower's obligations under this Credit or any of the Related Documents; (l) Bank, in good faith, believes any or all of the Collateral is in danger or misuse, dissipation, commingling, loss, theft, damage, or destruction, or is otherwise in jeopardy or unsatisfactory in character or value; (m) Bank believes the prospect of payment or performance under the Agreement is impaired; or (n) if any of the preceding events occurs with respect to any Guarantor, Grantor, or member or general partner of Borrower or with respect to any party to any Related Documents, or any such party revokes or disputes the validity of, or his/her/its liability under, any such agreement.

1.5 BANK REMEDIES
--------------------------------------------------------------------------------

      If a default occurs: (a) any obligation of Bank to permit further borrowings will immediately end and (b) Bank may, at its sole option, declare the entire balance of principal, interest, fees, and charges immediately due and payable. However, if the default is for bankruptcy or insolvency, as described above, such acceleration will be automatic and not optional; and (c) Bank may use any other remedies available to it under the Agreement or otherwise provided by law.

      To the extent not prohibited by applicable law, following acceleration after default or the maturity of a Credit, Bank may at its option increase the interest rate applicable to such Credit by up to five percent (5%) per annum.

1.6   ARBITRATION
--------------------------------------------------------------------------------

      Bank, Borrower, and any other party to this Agreement agree to be bound by the terms and provisions of Arbitration Program set forth in Appendix B of this Disclosure, by which Disputes shall be resolved by binding arbitration upon the request of any party.

1.6  MISCELLANEOUS

     ADVANCES

     With respect to disbursements and advances under the Credit, Borrower will be liable for sums credited to any of Borrower's accounts with Bank or advanced according to the written, verbal, telephone, or electronic request of any person believed by Bank in good faith to be authorized to make the request. Bank will have no liability for any such transfers. Borrower will indemnify and hold Bank harmless from and against damages, liabilities, costs or expenses (including attorney's fees) arising out of any claim by Borrower or any third party against Bank in connection with Bank's performance of transfers as described above.

     CONSENT TO SELL THE CREDIT OBLIGATION

     Borrower agrees: (a) Bank may sell or transfer all or part of the Credit to one or more purchasers, whether related or unrelated to Bank; (b) Bank may provide to any purchaser, or potential purchaser, any information or knowledge Bank may have about Borrower or about any other matter relating to this credit obligation, and Borrower waives any rights to privacy it may have with respect to such matters; (c) the purchaser of a Credit will be considered its absolute owner and will have all the rights granted under the Agreement or agreements governing the sale of the Credit; and
     (d) the purchaser of a Credit may enforce its interests irrespective of any claims or defenses that Borrower may have against Bank.

     Borrower waives all notices of sale of a Credit, as well as all notices of any repurchase, and all rights of offset or counterclaim that Borrower may have now or later against Bank or against any purchaser of a Credit.

     DEPOSIT ACCOUNTS

     Borrower grants to Bank a security interest in Borrower's accounts with Bank (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however, all IRAs, Keogh accounts, and trust accounts to the extent a security interest would be invalid or prohibited by law.

     OTHER

     Time is of the essence in the performance of the Agreement. In addition, Bank, Borrower, and any other party to this Agreement agree to be bound by the miscellaneous provisions set forth in Appendix A of this Disclosure.



SECTION 2      SECURITY AGREEMENT

     Grantor Grants Bank a security interest in Collateral as described in the Confirmation Letter.

     By signing the Confirmation Letter, Grantor agrees, unless otherwise disclosed to and acknowledged by Bank in writing, that the following is true now, and at the time of each advance will be true:

2.1  OBLIGATIONS SECURED

     The obligations secured are the payment and performance of all present and future Credits, all rights of Bank and obligations of Borrower and/or Grantor under the Agreement, and all present and future obligations of Borrower to Bank of other kinds.

2.2  REPRESENTATIONS MADE BY THE GRANTOR

     Grantor represents: (a) Grantor owns the Collateral and has possession or right of possession of the Collateral (other than rights to payment and securities) and is not in the business of selling equipment of the kind included within the Collateral; (b) Grantor has the right to pledge and grant a security interest in the Collateral; (c) Collateral is genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except as previously disclosed to Bank in writing; (d) insurance on the Collateral against all risks commonly insured by owners of similar Collateral has been obtained with loss payable to Bank; (e) no financing statement covering any of the Collateral, and naming any secured party other than Bank, is on file in any public office; and (f) all information furnished by Grantor to Bank is true and accurate in every significant respect as of the date of the information. The foregoing representations are continuing and shall remain true at all times until the Credit is paid in full, or until this Agreement is terminated, whichever is the last to occur.

2.3   RESPONSIBILITIES OF THE GRANTOR
--------------------------------------------------------------------------------
      GENERAL

      While the Agreement is in effect, Grantor will; (a) indemnify Bank against all losses, claims, demands, and liabilities of every kind caused by or relating to the Collateral; (b) not change its chief place of business or the place where any of the Collateral or Grantor's records concerning the Collateral is kept, without giving Bank advance written notice of the new address; (c) operate, maintain and use the Collateral in accordance with all applicable statutes, rules, and regulations relating to the Collateral; (d) pay when due all license fees, registration fees, and other charges in connection with the Collateral; (e) not use the Collateral for any unlawful purpose nor use it in any way that would void any insurance required to be carried under the Agreement; (f) do all things necessary to maintain, preserve and protect the Collateral; (g) keep the Collateral in good and salable condition and repair; (h) deal with the Collateral according to the standards and practices generally adhered to by owners of similar Collateral; (i) maintain complete and accurate records regarding all Collateral, in accordance with generally accepted accounting principles, consistently applied; (j) not commingle Collateral with other property; (k) give only normal allowances and credits and, when they are given, advise Bank immediately in writing; (l) provide any service and do all things necessary to keep the Collateral free and clear of all defenses, rights of offset, and counterclaims; (m) on demand, deliver to Bank returned property resulting from, or payment equal to, any allowances or credits on rights to payment and execute such documents and do such things as Bank may reasonably request for the purpose of perfecting, preserving and enforcing its security interest in such returned property; (n) from time to time when requested by Bank, prepare and deliver a schedule of all rights to payment, inventory, and proceeds and assign in writing and deliver to Bank all such Collateral;
      (o) not remove the Collateral from Grantor's premises without the prior written consent of Bank, unless the Collateral consists of mobile goods as defined in the Uniform Commercial Code, in which case, Grantor agrees not to remove or permit the removal of the Collateral from its present location, as shown in the Confirmation Letter, for a period in excess of thirty (30) calendar days; (p) not sell, offer to sell, hypothecate, assign, rent, lease, charter or otherwise transfer the Collateral, or any part of it or any interest in it, except sales in the ordinary course of Grantor's business, without the prior written consent of Bank; (q) clean, feed, shelter, water, medicate, fertilize, cultivate, irrigate, prune, and otherwise deal with Collateral in accordance with the standards and practices generally adhered to by owners of similar Collateral; and (r) allow inspections of the Collateral by Bank or its agents.

      INSURANCE

      Per the terms of this Agreement, if so indicated in the Confirmation Letter, Grantor agrees to provide Bank with copies of all insurance policies covering the Collateral (or other proof that appropriate insurance has been purchased) and maintain insurance on the Collateral issued by an Acceptable Insurance Company against all risks commonly insured by owners of similar Collateral at the lesser of the fair market value of the Collateral or the loan amount, and specify Bank as the loss payee with such lender's loss payable or other endorsements as Bank may require.

      WARNING: UNLESS YOU PROVIDE BANK WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THIS AGREEMENT, BANK MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT BANK'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST, IF A COVERED LOSS OR CLAIM OCCURS, THE COVERAGE BANK PURCHASED MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPER COVERAGE ELSEWHERE.

      YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY BANK. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR LOAN BALANCE. IF THE COST IS ADDED TO THE LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

     THE COVERAGE BANK PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY STATE MANDATORY LIABILITY INSURANCE LAWS.

     If Texas insurance law applies. YOU UNDERSTAND THAT INSURANCE IS REQUIRED IN CONNECTION WITH THE LOAN AND THAT YOU MAY FURNISH THE REQUIRED INSURANCE WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY YOU OR THROUGH EQUIVALENT INSURANCE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF TEXAS IF INSURANCE IS OBTAINED BY BANK FOR SUCH COLLATERAL AND IS SOLD FOR A PREMIUM NOT FIXED OR APPROVED BY THE TEXAS STATE BOARD OF INSURANCE. YOU WILL BE SO NOTIFIED AT THE TIME OF PURCHASE THEREOF AND MAY CANCEL SUCH INSURANCE WITHOUT CHARGE WITHIN FIVE (5) DAYS FROM THE DATE OF SUCH NOTICE IF YOU PROVIDE SUBSTITUTE EQUIVALENT COVERAGE FROM A COMPANY AUTHORIZED TO TRANSACT BUSINESS IN TEXAS.

2.4  POWERS OF BANK

     Grantor authorizes Bank to do the following: (a) Perform any obligation of Grantor under the Agreement in Grantor's name or otherwise: (b) Give notice of Bank's rights in the Collateral, enforce those rights, and make extension agreements with respect to them; (c) Release Collateral; (d) Resort to Collateral in any order; (e) Receive, open and read mail addressed to Grantor; (f) Take cash, notes, and instruments for the payment of money, and other property to which Bank is entitled; (g) Verify facts concerning the Collateral by inquiry of the obligors or others in Bank's own name or a fictitious name; and (h) Exercise all rights, powers and remedies which Grantor would have - but for the Agreement - relating to the Collateral subject to the Agreement.

     Grantor appoints Bank its true attorney in fact to perform the following actions on behalf of Grantor; (a) release persons liable on Collateral, give receipts and acquittances, and compromise disputes in connection with Collateral; (b) prepare, execute, file, record, or deliver credits, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration, or like papers to perfect, preserve, or release Bank's interests in the Collateral; (c) endorse, collect, deliver, and receive payment under instruments for the payment of money constituting or relating to Collateral; (d) prepare, adjust, execute, deliver, and receive payment under insurance claims; collect and receive payment of - and endorse any instrument in payment of - loss or returned premiums or any other insurance refund or return; and apply such amounts received by Bank, at Bank's sole option, toward repayment of the Credit or replacement of the Collateral; (e) make withdrawals from and close deposit or other accounts with any financial institution, wherever located, into which Collateral may have been deposited, and apply those funds to payment of the Credit; (f) preserve or release the interest evidenced by chattel paper to which Bank is entitled and endorse and deliver evidences of title incident thereto;
     (g) collect all dividends, interest, principal or other sums now or in the future payable upon or on account of the Collateral; (h) enter into any extension, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection with such agreement, deposit or surrender control of the Collateral, accept other property in exchange for Collateral, or make any compromise or settlement Bank deems desirable or proper regarding the Collateral; (i) cause any Collateral to be transferred to Bank's name or the name of Bank's nominee; and (j) do all things - and execute all documents in the name of Grantor or otherwise - Bank deems necessary, proper, or convenient in order to preserve, perfect, or enforce its rights in the Collateral.

     Bank's officers and employees may exercise these powers from time to time, whether or not Borrower is in default. Grantor may not revoke these powers so long as the Agreement is in effect.

2.5  BANK's CARE AND DELIVERY

     Bank's obligation with respect to Collateral in its possession will be strictly limited to taking reasonable care of and preserving the Collateral. Bank will have no obligation to ascertain, take any action with respect to, or inform Grantor of maturity dates, conversion, call, exchange rights, offers to purchase the Collateral or any similar matters whether or not Bank has any knowledge of them.

     Bank will have no duty to take any steps necessary to preserve the rights of Grantor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral.

     Bank will not be obligated to take any action with respect to the Collateral requested by Grantor unless the request is made in writing and Bank determines, in its sole discretion, that the action would not unreasonably jeopardize the value of the Collateral. Bank may at any time deliver the Collateral, or any part of it, to any Grantor, and the receipt thereof by any Grantor will be a complete and full acquittance for the Collateral delivered. Bank will then have no further liability or responsibility for the Collateral delivered.

2.6  REMEDIES
-------------------------------------------------------------------------------

     If a default occurs Bank may: (a) direct Grantor not to dispose of the Collateral except on terms approved by Bank; (b) direct Grantor to assemble and deliver all Collateral and related books and records to Bank at a reasonably convenient place designated by Bank; (c) to the extent allowable by the law, Bank may, without notice to Grantor, enter on to Grantor's premises and take possession of the Collateral; (d) at any time and at Bank's sole option, liquidate any time deposits pledged to Bank, whether or not the deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds;
     (e) liquidate the Collateral and apply all Proceeds toward repayment of the credit obligation in such order of application as Bank may from time to time elect or, at Bank's sole option, place any Proceeds in the cash collateral account; (f) without notice to Grantor, enter on to Grantor's premises and care for and harvest any or Grantor's Collateral that is growing crops, with all expenses of care and harvesting to be paid by Grantor; and (g) exercise all rights of a secured party under the Commercial Code and other applicable law.

     To the extent allowable by the law, it is agreed that public or private sales (for cash or on credit, to a wholesaler, retailer, investor, or user of collateral of the types subject to the Agreement) or public auction are all commercially reasonable.

2.7  DISPOSITION OF COLLATERAL
-------------------------------------------------------------------------------

     Any proceeds of any disposition of any of the Collateral may be applied by Bank to the payment of expenses incurred by Bank in connection with the disposition, including reasonable attorney's fees; the balance of such proceeds may be applied by Bank toward the payment of the Credit and in such order of application as Bank may from time to time elect. Any money received by Bank in respect of the Collateral will, for all purposes, be deemed Collateral and may, at Bank's option, be retained in a non-interest bearing cash collateral account. While Borrower is not in default, Bank will -- except to the amount of contingent liabilities secured -- either release or apply to any debt secured by the Agreement, at Bank's option, all security in the form of cash or irrevocable bank credit. Any sums withheld to secure contingent liabilities may be deposited at Bank's option in a non-interest bearing account over which Grantor will have no control.

2.8  TRANSFER OF COLLATERAL
-------------------------------------------------------------------------------

     Upon the transfer of all or any part of the Credit, Bank may transfer all or any part of the Collateral and will have no liability and responsibility with respect to the Collateral so transferred. The transferee will be vested with all the rights of Bank under the Agreement with respect to the Collateral; but with respect to any part of the Collateral not transferred. Bank shall retain all rights, powers, privileges and remedies granted under this Agreement.

2.9  ARBITRATION
-------------------------------------------------------------------------------

     Bank, Grantor, and any other party to this Agreement agree to be bound by the terms and provisions of Arbitration Program set forth in Appendix B of this Disclosure, by which Disputes shall be resolved by binding arbitration upon the request of any party.

2.10 MISCELLANEOUS
-------------------------------------------------------------------------------

     The obligations of Grantor are joint and several. Grantor hereby waives any right to require Bank to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder, to direct the application of payments or security for credit obligation(s) of Borrower under the Agreement, or indebtedness owed to customers of Borrower, and to require proceedings against others or to require exhaustion of security.

     Grantor consents to extensions, forbearances, or alterations of the terms of the Credit, the release or substitution of Collateral, and the release of Guarantors.

     Until the Credit is paid in full, Grantor will have no right of subrogation or contribution, and Grantor hereby waives any benefit of or any right to participate in any Collateral or other security whatsoever now or hereafter held by Bank.

     In addition, Bank, Grantor, and any other party to this Agreement agree to be bound by the miscellaneous provisions set forth in Appendix A of this Disclosure.

2.11 ADDITIONAL TERMS FOR SPECIFIC TYPES OF COLLATERAL
-------------------------------------------------------------------------------

     The following additional terms and conditions apply only to specific types of Collateral and are in addition to -- and not a substitute for -- those listed in the other sections of this Disclosure.

  INVENTORY

     RESPONSIBILITIES OF GRANTOR:

     Grantor agrees: (a) not to remove inventory from Grantor's premises without the prior written consent of Bank and upon such terms and conditions as Bank may require -- except sales to buyers in the ordinary course of business and inventory that consists of mobile goods as defined in the Uniform Commercial Code, in which case, Grantor agrees not to remove or permit the removal of the inventory from its current location as shown in the Confirmation Letter for a period in excess of thirty (30) calendar days; and (b) to furnish reports to Bank of all acquisitions, returns, sales, and other dispositions of the inventory in such form and detail and at such times as Bank may require.

     REMEDIES:

     With respect to any sale by Bank of any inventory subject to the Agreement, Grantor expressly grants to Bank the right to sell the inventory using any or all of Grantor's trade names, trade name rights, and/or proprietary labels or marks.

  SECURITIES

     RESPONSIBILITIES OF GRANTOR:

     Grantor agrees: (a) to vote the securities and to give consents, waivers, and ratifications with respect to them -- provided that no vote will be cast or consent, waiver or ratification given or action taken that would impair Bank's interests in the Collateral; (b) if requested by Bank, to receive and use reasonable diligence to collect securities, rights to payment, and proceeds, in trust and as the property of Bank, and immediately endorse (if appropriate) and deliver them to Bank daily in the exact form in which they are received together with a collection report in a form satisfactory to Bank; and (c) in the event Bank elects to receive payments of securities, rights to payment, or proceeds, to pay all expenses incurred by Bank in receiving and processing them, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping, and incidental related expenses.

     REMEDIES:

     If an event of default has occurred and is continuing, Bank will be under no obligation to delay a sale of any portion of the securities for the period of time necessary to permit the issuer of the securities to register them for public sale under any applicable state or federal law -- even if the issuer would agree to do so. Any or all Collateral consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice: (a) all voting and corporate rights at any meeting of the shareholders of the securities issuer; and (b) any and all rights of conversion, exchange, or subscription, or any other rights, privileges or options pertaining to any Collateral, as if it were the absolute owner of the securities. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine.

     All of these rights, privileges, and options may be exercised without liability, except to account for property actually received by Bank. Bank will have no duty to exercise any of the foregoing -- or any other rights, privileges, or options -- and will not be responsible for any failure to do so or delay in so doing.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SECTION 3                           GUARANTY
--------------------------------------------------------------------------------

By signing the Confirmation Letter, Guarantor agrees, unless otherwise disclosed to and acknowledged by Bank in writing, that the following is true now, and at the time of each advance will be true:

3.1  CONTINUING GUARANTY
--------------------------------------------------------------------------------
     For valuable consideration, Guarantor absolutely and unconditionally guarantees and promises to pay to Bank or its order, the indebtedness of Borrower to Bank on the terms and conditions set forth in the Agreement.
     IF MORE THAN ONE GUARANTOR EXECUTES THE AGREEMENT, THE LIABILITY OF EACH AND EVERY GUARANTOR (COLLECTIVELY REFERRED TO HEREIN AS "GUARANTOR") SHALL BE JOINT AND SEVERAL. The maximum liability of each Guarantor under this Agreement shall not exceed the sum of the principal amount set forth in the Confirmation Letter for such Guarantor, plus all interest thereon, plus all of Bank's costs, expenses, and attorney's fees incurred in connection with or relating to the collection of the Indebtedness, the collection and sale of any collateral for the Indebtedness or this Agreement, and the enforcement of this Agreement.

     The above limitation on liability is not a restriction on the amount of the Indebtedness of Borrower to Bank either in the aggregate or at any one time. If Bank presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, the rights of Bank under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor's liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guaranty at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Indebtedness within the limits (if any) of the Guaranty set forth in this Agreement. Accordingly, no payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Indebtedness or any of the Indebtedness which subsequently arises or is thereafter incurred or contracted. Any married person who signs this Guaranty as the Guarantor hereby expressly agrees that recourse may be had against both his or her separate property and community property.

3.2  DURATION OF GUARANTY
--------------------------------------------------------------------------------
     This Guaranty will take effect when received by Bank without the necessity of any acceptance by Bank, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by Bank or any notice of revocation shall have been fully and finally paid and satisfied, and all other obligations of Guarantor under this Guaranty shall have been performed in full.

     If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor's written notice of revocation must be mailed to Bank, by certified mail, at the address of Bank listed on the Confirmation Letter or such other place as Bank may designate in writing. Written revocation of this Guaranty will apply only to advances or new Indebtedness created after actual receipt by Bank of Guarantor's written revocation. For this purpose and without limitation, the term "new Indebtedness" does not include Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all Indebtedness incurred by Borrower or committed by Bank prior to receipt of Guarantor's written notice of revocation, including any extensions, renewals, substitutions or modifications of such Indebtedness.

     This Guaranty shall bind the estate of Guarantor as to Indebtedness created both before and after the death or incapacity of Guarantor, regardless of Bank's actual notice of Guarantor's death. Subject to the foregoing, Guarantor's executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other Guarantor or termination of any other Guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation received by Bank from any one or more Guarantor's shall not affect the liability of any remaining Guarantor(s) under this Guaranty.

     it is anticipated that fluctuations may occur in the aggregate amount of Indebtedness covered by this Guaranty and it is specifically acknowledged and agreed by Guarantor that reductions in the amount of Indebtedness even to zero dollars ($0.00), prior to written revocation in this Guaranty by Guarantor shall not constitute a termination of this Guaranty.

3.3  GUARANTOR'S AUTHORIZATION TO BANK

     Guarantor authorizes Bank, either before or after any revocation hereof, without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time: (a) prior to revocation as set forth above to make one or more additional secured or unsecured loans to Borrower, to lease property to Borrower, or otherwise to extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate or otherwise change the time for payment or other terms of the Indebtedness or any part of the Indebtedness including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (c) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new Collateral; (d) to release, substitute, agree not to sue, settle or deal with any one or more of Borrower's sureties, endorsers or other Guarantors on any terms or in any manner Bank may choose; (e) to determine how, when and what application of payments and credits shall be made on the Indebtedness;
     (f) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of any security agreement or deed of trust, as Bank in its discretion may determine; and (g) to assign or transfer this Guaranty in whole or in part.

3.4  GUARANTOR'S REPRESENTATIONS AND WARRANTIES

     Guarantor represents and warrants to Bank that: (a) no representations or agreements of any kind have been made to Guarantor as to the credit worthiness of Borrower which would limit or qualify in any way the terms of this Guaranty; (b) upon Bank's request Guarantor will provide to Bank financial and credit information in form acceptable to Bank, and all such financial information which currently has been, and all future financial information which will be provided to Bank is and will be true and correct in all material respects and fairly present the financial condition of Guarantor as of the dates the financial information is provided; (c) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to Bank and no event has occurred which may materially adversely affect Guarantor's financial condition, and Guarantor agrees to the extent possible to not do or allow anything in the future which would adversely affect the Guarantor's financial condition; and (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition and will keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks under this Guaranty. Bank shall have no obligation to disclose to Guarantor any information or documents acquired by Bank in the course of its relationship with Borrower.

3.5  GUARANTOR'S WAIVERS

     Except as prohibited by applicable law, Guarantor waives any right to require Bank to: (a) make any presentmemt, protest, demand or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Bank or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness;
     (b) proceed against any Collateral or any person, including Borrower, before proceeding against Guarantor; (c) apply any payments or proceeds received against the Indebtedness in any order; (d) give notice of the terms, time and place of any sale of the Collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (e) disclose any information about the Indebtedness, Borrower, the Collateral, or any other guarantor or surety, or about any action or nonaction of Bank; or
     (f) pursue any remedy or course of action in Bank's power whatsoever.

     Guarantor also waives any and all rights or defenses arising by reason of:
     (a) any disability or other defense of Borrower, any other guarantor or surety or any other person; (b) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (c) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Bank; (d) any act of omission or commission by Bank which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any Collateral by operation of law or otherwise: (e) any statutes of limitations in any action under this Guaranty or on the Indebtedness; or (f) any modification or change in terms of the Indebtedness whatsoever, including without limitation, the renewal, extension, acceleration or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on Indebtedness incurred prior to such revocation.

     Until all Indebtedness is paid in full, Guarantor waives all rights and any defenses Guarantor may have arising out of an election of remedies by Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guarantied obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower or any other guarantor or surety by operation of Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure or otherwise. This waiver includes, without limitation, any loss of rights Guarantor may suffer by reason of any rights or protections of Borrower in connection with any anti-deficiency laws or other laws limiting or discharging the Indebtedness or Borrower's obligations (including, without limitation, Sections 726, 580a, 580b, and 580d of the California Code of Civil Procedure). Guarantor waives all rights and protections of any kind which Guarantor may have for any reason, which would affect or limit the amount of any recovery by Bank from Guarantor following a nonjudicial sale or judicial foreclosure of any real or personal property security for the Indebtedness including, but not limited to, the right to any fair market value hearing pursuant to California Code of Civil Procedure Section 580a.

     Guarantor understands and agrees that the foregoing waivers are waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Bank. Until all Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Bank may have against Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any Collateral for the Indebtedness now or hereafter held by Bank.

     Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

3.6  BANK'S RIGHT OF SETOFF
-------------------------------------------------------------------------------

     In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Bank by law, Bank shall have, with respect to Guarantor's obligations to Bank under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges and transfers to Bank all of Guarantor's right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor now or hereafter in the possession or on deposit with Bank, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA and Keogh accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor.

3.7  SUBORDINATION OF BORROWER'S DEBTS TO GUARANTOR
-------------------------------------------------------------------------------

     Guarantor agrees that the Indebtedness of Borrower to Bank, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Bank may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Bank and Guarantor shall be paid to Bank and shall be first applied by Bank to the indebtedness of Borrower to Bank.
     Guarantor does hereby assign to Bank all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Bank full payment in legal tender of the Indebtedness. If Bank so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Bank. Guarantor agrees, and Bank hereby is authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Bank deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

3.8 ARBITRATION
--------------------------------------------------------------------------------

     Bank, Guarantor, and any other party to this Agreement agree to be bound by the terms and provisions of Arbitration Program set forth in Appendix B of this Disclosure, by which Disputes shall be resolved by binding arbitration upon the request of any party.

3.9 MISCELLANEOUS
--------------------------------------------------------------------------------
     The following miscellaneous provisions are a part of this Guaranty:

     The obligations of Guarantor are joint and several. Guarantor hereby waives any right to require Bank to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder, to direct the application of payments or security for credit obligation(s) of Borrower under the Agreement, or indebtedness owed to customers of Borrower, and to require proceedings against others or to require exhaustion of security.

     Guarantor consents to extensions, forbearances, or alterations of the terms of the Credit, the release or substitution of Collateral, and the release of Borrower, Grantor, and any Guarantors.

     Until the Credit is paid in full, Guarantor will have no right of subrogation or contribution, and Guarantor hereby waives any benefit of or any right to participate in any Collateral or other security whatsoever now or hereafter held by Bank.

     In addition, Bank, Guarantor, and any other party to this Agreement agree to be bound by the miscellaneous provisions set forth in Appendix A of this Disclosure.

--------------------------------------------------------------------------------
APPENDIX A                 MISCELLANEOUS PROVISIONS
--------------------------------------------------------------------------------



In addition to the general terms and conditions set forth above, the following additional provisions are included as a part of Sections 1, 2, and 3 of this Business Lending Disclosure, wherein the term "you" means and refers to Borrower, Grantor, and Guarantor, respectively.

CREDIT INQUIRIES

You and any of your Authorized Representative signing the Confirmation Letter agree that Bank may obtain business and/or personal credit reports and tax returns on you and each of them.

INTEGRATION, AMENDMENT, ASSIGNMENT

This Agreement supersedes all prior negotiations, communications, discussions, and correspondence concerning these matters. The terms of this Agreement may be amended or modified only by a written instrument signed by both Bank and the party or parties to be bound by the change. This Agreement will be binding on and may be enforced by the respective successors, assigns, administrators, executors and heirs of you and Bank; however, you may not assign or transfer any interest or rights without the prior written consent of Bank.

APPLICABLE LAW

If the Confirmation Letter identifies Bank as Wells Fargo Bank, N.A., this Agreement will be governed by the laws of the State of California and applicable federal law. If the Confirmation Letter identifies Bank as Wells Fargo Bank (Texas), N.A., this Agreement will be governed by the laws of the State of Texas and applicable federal law, with respect to lines of credit, the parties agree that Chapter 15 of the Texas Credit Code shall not apply. To the extent that Bank has greater rights or remedies under federal law, the choice of state law will not be deemed to deprive Bank of the rights and remedies available under federal law. If the Bank enforces its rights and/or initiates collection of any amounts that become due to Bank under the Agreement, to the extent that Bank has greater rights or remedies under the law of the forum state, the choice of state law will not be deemed to deprive Bank of the rights and remedies available under the law of the forum state.

ATTORNEY'S FEES AND EXPENSES

You agree to pay upon demand all of Bank's costs and expenses incurred in connection with the enforcement of the Bank's rights regarding your obligations under this Agreement, including attorney's fees, Bank's legal expenses, amounts paid to third parties that assist the Bank in such enforcement efforts, and any other costs and expenses of such enforcement efforts. Costs and expenses include, among other things, Bank's attorney's fees (outside counsel fees as well as allocated costs of Bank's in-house counsel), and legal expenses whether or not there is a lawsuit, including attorney's fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, to the extent allowed by applicable law. You also shall pay any court costs and such additional fees as may be directed by the court or arbitrator. Any amounts not immediately paid shall accrue interest at the interest rate applicable to the Credit.

OBLIGATIONS OF MARRIED PERSONS

In addition to the rights of Bank under applicable community property laws, anyone signing the Confirmation Letter who is married expressly agrees that recourse may be had against his or her separate property for all of his or her obligations to Bank, in addition to the other property that may be subject to rights of Bank.

    NOTICES

    All notices, requests, and demands required under the Agreement must be in writing addressed to the applicable party at the address specified in the Confirmation Letter or Related Document(s), as applicable, or to another address as designated by written notice to the other party, and will be deemed to have been given or made upon the earlier of: when actually delivered physically or by facsimile and received at the address specified: or two days being deposited in the United States mail, first class postage prepaid: or two days after being given to a nationally recognized courier service, delivery prepaid. You agree to keep Bank informed at all times of your current address and the address of the Collateral.

    INTERPRETATION

    In all cases where there is more than one Borrower, Grantor or Guarantor, then all words used in this Agreement in the singular shall be deemed to have been used in the plural where the context and construction so require: and where there is more than one Borrower, Grantor or Guarantor named in this Agreement or when this Agreement is executed by more than one Borrower, Grantor or Guarantor, the word "Borrower", "Grantor", and "Guarantor" shall mean all and any one or more of them. If any provision of this Agreement is held to be prohibited or invalid under applicable law, the provision will be ineffective only to the extent of such prohibition or invalidity - and will not invalidate the remainder of the provision or any other provisions of this Agreement. Caption headings in this Agreement are for convenience purposes only and are not be used to interpret or define the provisions of this Agreement.

    AUTHORITY OF SIGNERS

    If any one or more of you are corporations or partnerships, it is not necessary for Bank to inquire into the powers of such entities or of the officers, directors, partners, or agents acting or purporting to act on their behalf; and any indebtedness and agreements made or created in reliance upon the professed exercise of such powers shall be valid and enforceable.

    WAIVER

    Bank shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by Bank of a provision of this Agreement shall not prejudice or constitute a waiver of Bank's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Bank, nor any course of dealing between you and Bank, shall constitute a waiver of any of Bank's rights or of any of your obligations as to any future transactions. Whenever the consent of Bank is required under this Agreement, the granting of such consent by Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Bank.

--------------------------------------------------------------------------------
APPENDIX B                     ARBITRATION PROGRAM
--------------------------------------------------------------------------------

In addition to the General Terms and Conditions set forth above, the following terms and conditions also apply to the Disclosure, Confirmation Letter, and other Related Documents.

    BINDING ARBITRATION

    Any of the Bank, Borrower, Guarantor, Grantor, or any other party to the Disclosure, the Confirmation Letter, or any other Related Document may require that any Dispute be resolved by binding arbitration in accordance with the terms of this Arbitration Program, administered by the American Arbitration Association (the "AAA") pursuant to its Commercial Arbitration Rules and the Federal Arbitration Act (Title 9 of the United States Code). DISPUTES SUBMITTED TO ARBITRATION ARE NOT RESOLVED IN COURT BY A JUDGE OR JURY. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of a Dispute. Arbitration may be demanded at any time, and may be compelled by summary proceedings in Court.

      ARBITRATORS; PRESERVATION OF REMEDIES

      A Dispute involving claims or amounts in controversy of $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses), and each party expressly waives any right or claim to recover more than $5,000,000 in such cases. A Dispute involving greater amounts shall be heard by and decided by a majority vote of a panel of three (3) arbitrators. Every arbitrator must be a retired member of the state or federal judiciary or a practicing attorney experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. Arbitrator(s) (i) may grant any remedy or relief within the scope hereof that a court of competent jurisdiction could, including ancillary relief as is necessary to make effective any award, (ii) shall have the power to award recovery of all costs and fees, and (iii) may impose sanctions and take other actions as they deem necessary to the same extent a judge could. The determination of the arbitrator(s) shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Judgment upon an award made hereunder may be entered in any court having jurisdiction. Any claim or dispute related to the exercise of any self-help, auxiliary or other rights under this paragraph shall be a Dispute hereunder. However, no provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any party to seek, use, and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of (i) preserving, foreclosing, or obtaining possession of real or personal property, (ii) exercising self-help remedies including setoff and repossession rights, or
      (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time, unless contrary to a final award or decision in an arbitration proceeding, and shall not constitute a waiver of the arbitration rights of any party. The involvement of any party in judicial or other proceedings as plaintiff or in any other capacity shall not impair such party's rights to demand arbitration of the Dispute at any reasonable time. Any party may proceed against all liable persons, or against any one or more of them, and may release or settle with any of them, without impairing rights against other liable persons.

      JUDICIAL REVIEW; REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE

      Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under applicable substantive law, and
      (iii) the parties shall have, in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award, the right to judicial review of whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and whether the conclusions of law are erroneous under applicable substantive law. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under applicable substantive law. Notwithstanding contrary provisions herein, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured by real property and if arbitration of the Dispute would preclude enforcement of a mortgage, lien or security interest securing such indebtedness, unless the holder of such mortgage, lien or security interest specifically elects in writing to proceed with the arbitration. If such a Dispute is not submitted to arbitration under such circumstances, the Dispute shall be determined by Judicial Reference at the election of any Party. If such an election is made, the Dispute shall be determined by a reference in accordance with California Code of Civil Procedure Section 638, et seq., or the judicial reference procedures of some other state if such state in which the real property is located offers a comparable judicial reference procedure. A referee shall be selected pursuant to AAA procedures and must meet the selection criteria set forth herein for an arbitrator.

      MISCELLANEOUS

      To the maximum extent practicable, the AAA, the arbitrator and the parties shall act to assure that any arbitration proceeding shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted at a location mutually agreeable to the parties, or if they cannot agree, then in the state of the applicable substantive law designated in the Documents relating to the Dispute at a location selected by the AAA. All discovery activities shall be expressly limited to matters directly relevant to the Dispute. No party or arbitrator may disclose the existence, content or results of any arbitration hereunder, except for disclosures of information required in the ordinary course of a party's business or by applicable law or regulation. The parties agree that by engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce. This Arbitration Program shall be administered and construed in accordance with the Federal Arbitration Act, other applicable Federal law, and to the extent inapplicable or unenforceable, other applicable law providing for arbitration. If there is any inconsistency between the terms hereof and any governing rules or statutes, the terms hereof shall control. This Arbitration Program constitutes the entire agreement of the parties and supersedes all prior arrangements and other communications on dispute resolution concerning Disputes relating to the Business Banking Group of Bank. In the event more than one arbitration program entered into by the parties is potentially applicable to a Dispute, the one most directly related to the Documents or transaction that is the subject of the Dispute shall control. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents or relationships of the parties.

--------------------------------------------------------------------------------
APPENDIX C                    TRADE FINANCE SUBFEATURE
--------------------------------------------------------------------------------

In addition to the General Terms and Conditions set forth above, the following terms and conditions also apply to Trade Finance Subfeature (if any) established in the Confirmation Letter.

LETTERS OF CREDIT

Bank agrees to issue -- or cause to be issued by an affiliate of Bank -- commercial and/or stand-by letters of credit for the account of Borrower from time to time during the term of the Agreement.

- The form and substance of each letter of credit will be subject to approval by Bank. Each letter of credit will be issued for a term designated by Borrower; however, no letter of credit will have an expiration date later than the last day of the Availability Period specified in the Confirmation Letter.

- Each letter of credit will be subject to the terms and conditions of the letter of credit agreement required by Bank for the issuing of letters of credit.

- The amount of all outstanding letters of credit will be reserved and not available for Advances under the Credit and shall not exceed the subfeature limit, if any, specified in the Confirmation Letter.

- The amounts reserved against outstanding letters of credit, the amounts reserved against foreign exchange contracts, and the principal amounts of any advances outstanding under the Credit will at no time exceed the principal amount specified in the Confirmation Letter unless otherwise authorized by Bank and Bank's full discretion.

- Each draft paid by Bank under a letter of credit will be deemed an Advance and will be repaid by Borrower according to the terms and conditions of the Agreement. If for any reason there are not sufficient funds available to fund such an Advance, the full amount of such insufficiency shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to the Credit. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit Borrower's deposit account with Bank for the amount of any such insufficiency.

- Each Letter of Credit shall be issued for a term designated by Borrower and no Letter of Credit shall have an expiration subsequent to the maturity of the Credit.

FOREIGN EXCHANGE

Subject to the terms, conditions and renewal process of the Agreement and Related Documents, Bank hereby agrees to make available to Borrower a foreign exchange facility under which Bank, from time to time up to and including the maturity date of the Credit, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States Dollars of the foreign currency or currencies specified in the foreign exchange agreement required by Bank for the establishment of the foreign exchange facility.

- The amount of all outstanding contracts multiplied by the reserve percentage specified in the Confirmation Letter will be reserved and not available for Advances under the Line of Credit and shall not exceed the Subfeature Limit, if any, specified in the Confirmation Letter.

- The amount reserved against outstanding letters of credit, the amounts reserved against foreign exchange contracts, and the principal amounts of any advances outstanding under the Credit will at no time exceed the principal amount specified in the Confirmation Letter unless otherwise authorized by Bank at Bank's full discretion.

- Each foreign exchange transaction will be subject to the terms and conditions of the foreign exchange agreement.

- Bank agrees to send Borrower a confirmation of each transaction duly requested by Borrower and agreed to by Bank.

- Upon receipt of confirmation, Borrower agrees to promptly sign and return a copy of the confirmation to Bank.

-------------------------------------------------------------------------------
APPENDIX D          ACCOUNTS RECEIVABLE & INVENTORY PRIMELINE
-------------------------------------------------------------------------------

In addition to the General Terms and Conditions set forth above, the following terms and conditions also apply to Accounts Receivable and Inventory PrimeLines.

ADVANCE RATE

Amounts outstanding under the Credit, to a maximum of the Credit Limit, shall not at any time exceed the sum of:

- Accounts Receivable Advance Rate times Borrower's Eligible Accounts Receivable (as defined below); plus

- If applicable, Inventory Advance Rate times Borrower's Eligible Inventory (as defined below); however, the outstanding principal balance of all advances against Borrower's Eligible Inventory shall not at any time exceed the aggregate sum identified in the Confirmation Letter as the Maximum Inventory Advance.

ELIGIBILITY

Eligible Accounts Receivable shall consist solely of trade accounts which have been created in the ordinary course of Borrower's business and upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, excluding:

- any account which is past due more than twice Borrower's standard selling terms; provided however the Borrower has provided extended payment terms not to exceed 180 days, then any such account shall be ineligible if it is more than thirty (30) days past due;

- any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to past due restrictions covered in the immediately proceeding item;

- any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

- any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof;

- any account which represents an obligation of any account debtor located in a foreign country; with the exception of the Canadian provinces of Manitoba, Ontario and Saskatchewan, Alberta, British Columbia, and the Yukon territory and the U.S. territories of Guam, Northern Mariana Islands and the Virgin Islands;

- any account which represents an obligation of an employee, affiliate, partner, parent or subsidiary of Borrower;

- that portion of any account which represents interim or progress billings or retention rights on the part of the account debtor.

o that portion of an account debtors total Eligible Accounts Receivable payable to Borrower which exceeds 25% of Borrower's total accounts; or

o any account deemed ineligible by Bank in its sole discretion, based upon unsatisfactory creditworthiness or financial condition of the account debtor or the industry in which the account debtor is engaged.

Borrower acknowledges that the Advance Rate for Eligible Accounts Receivable was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower's gross sales for preceding three (3) months. If such dilution of borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, event, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce said Advance Rate to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's Eligible Accounts Receivable.

Eligible inventory shall consist solely of goods that in Bank's determination have broad, well-defined markets and for which grading and valuation are standardized, excluding:

o goods with limited liquidation value, including but not limited to, work in process, and goods that are obsolete, damaged, slow moving, custom, private labeled, proprietary or perishable, packaging materials, supplies, samples, demos, prototypes or cost capitalized to inventory for tax purposes;

o goods over which Borrower has limited control, including but not limited to, goods consigned to others, goods not on Borrower's premises and goods in transit; or

o goods subject to legal restrictions, including but not limited to, goods consigned to Borrower by others, goods located in foreign nations, U.S. territories or possessions, bill and hold inventory, goods subject to a vendor's purchase money security interest or other lien, goods in which there are questions of title, and unsubordinated grower payables.

Eligible Inventory shall be valued at the lower of cost or market value, exclusive of raw material, work-in-process and inventory which is obsolete, unsalable or damaged as determine by Bank upon receipt and review of collateral reports and documents as Bank may require.

BORROWER'S RESPONSIBILITIES

Borrower agrees to:

o maintain accounts receivable, accounts payable, inventory, books and records and audit system acceptable to Bank in its sole discretion;

o prepare accounts receivable aging, accounts payable aging, inventory listing and Borrowing Base Certificate as of each month and deliver them to Bank and within fifteen (15) days after the end of each month; and

o submit to Bank a list of the names and addresses of all Borrower's account debtors effective at and as of each year end or upon request from Bank.

GLOSSARY

ACCEPTABLE INSURANCE    An insurer listed in the current Best's Insurance Guide
COMPANY                 - Property and Casualty with a B+ or better rating and
                        $25 million or more in policyholder surplus.

ADJUSTMENT DATE         Date the 12th payment is due and annually thereafter.

ADVANCE RATE            The percentage rate(s) applied to Eligible Accounts
                        Receivable and Eligible Inventory (if applicable) to determine the eligible credit availability on an Accounts Receivable PrimeLine or Accounts
                        Receivable/Inventory PrimeLine. If applicable, the
                        Advance Rate(s) will be identified in the Confirmation
                        Letter.

ADVANCES The individual borrowings under a revolving or non-revolving Credit.

AGREEMENT               The Disclosure, the Confirmation Letter and any Related
                        Documents.

AMERICAN ARBITRATION    The American Arbitration Association (the "AAA") is a
ASSOCIATION             public service non-profit organization that offers a
                        broad range of dispute resolution services, with offices in most major cities throughout the United States. It was founded in 1926 and is one of the largest, most respected and best known organizations of its kind.

AMORTIZED               The process of reducing principal (and interest, if
                        applicable) through equal installment payments over a set period of time. The amortization of a loan may exceed the Term of a loan resulting in a Balloon Payment at the end of the Term.

ARBITRATION PROGRAM     The terms and provisions governing arbitration of
                        disputes specified in Appendix B of this Disclosure.

ASSIGNED VALUE          The Assigned Value of a marketable security is the
                        security's currently market value multiplied by a percentage, as determined by Bank. The percentage applied differs among the various types of securities that Bank takes as Collateral.

ASSUMED BUSINESS NAME   The name(s) sometimes used by individuals or entities as
                        a "store front", "trade", or day to day business name which is not the legal name of the individual or business entity.

AUTHORIZED              Designated officers, partners, members, trustees or
REPRESENTATIVES         representatives empowered to take action on behalf of
                        the business.

AVAILABILITY PERIOD     For lines of credit the period during which Borrower may
                        request advances from Bank as specified in the Confirmation Letter. The Availability Period commences upon the later of satisfaction of all conditions to or the boarding of the Credit. At the end of the Availability Period as specified in Confirmation Letter, no more advances will be made.

BANK Wells Fargo Bank, N.A.; or Wells Fargo Bank (Texas), N.A., as so designated in the Confirmation Letter.

BORROWER The individual or entity specified in the Confirmation Letter as Borrower.

BORROWING BASE          A report completed by Borrower, subject to Bank's review
CERTIFICATE             and approval, on which eligible credit availability on
                        an Accounts Receivable or Accounts Receivable/Inventory
                        PrimeLine is calculated.

COLLATERAL              With respect to each Grantor, the real or personal
                        property of such Grantor securing the Credit and all Proceeds thereof, as specified in the Confirmation
                        Letter.

CONFIRMATION LETTER     A letter from Bank to Borrower stating the terms and
                        conditions in which Credit will be extended, in accordance with the Agreement.

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
CONVERSION DATE          An adjustment date on which the Borrower elects to fix
                         the rate of interest to maturity.

CONVERTIBLE LOANS        A term loan featuring an option to change to a fixed
                         rate once during the Term of the loan.

CREDIT The loan or line of credit described in the Confirmation Letter made available to Borrower pursuant to the terms of the Agreement. Credit includes any and all advances, debts, obligations and liabilities of Borrower to Bank, arising in connection with the Confirmation Letter, existing now or in the future, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such Credit may now be or later become unenforceable.

CREDIT LIMIT             The maximum dollar amount of a Credit, not necessarily
                         the available amount of Credit if an Advance Rate applies. However, the Bank in its sole discretion may allow the Credit Limit to be exceeded, and such amounts shall be a part of the Indebtedness subject to this Agreement.

DEFAULT An event as described in the section entitled Events of Default.

DISPUTE Any action, disagreement, claim or controversy of any kind, whether in contract or in tort, legal or equitable, now existing or hereafter arising between the parties relating in any way to this Agreement or any related agreement incorporating the Arbitration Program, and all past, present, or future loans, transactions, contracts, agreements, relationships, incidents or injuries of any kind whatsoever relating to or involving the Bank's Business Group or any successor group or department of Bank.

ELIGIBLE ACCOUNTS        The amount of Borrower's Accounts Receivable available
RECEIVABLE               as identified in Appendix D of this Disclosure.

ELIGIBLE INVENTORY       The amount of Borrower's inventory available as
                         identified in Appendix D of this Disclosure.

GRANTOR The owner(s) of Collateral identified in the Confirmation Letter as Grantor.

GUARANTOR                An individual or entity which promises jointly and
                         severally to pay the Credit(s) or perform obligation(s) for Borrower if Borrower fails to perform as agreed.

GUARANTY                 The guaranty described in Section 3 of the Disclosure.

HAZARDOUS SUBSTANCES     Terms used in this Disclosure that refer to hazardous
                         substances, including "hazardous substance,"
                         "hazardous waste," "disposal," "release" and
                         "threatened release," will have the broadest meaning given by the following laws:

                         o Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
                              Section 9601 and following

                         o    "CERCLA," the Superfund Amendment and
                              Reauthorization Act of 1986, Publication L.
                              No. 99-499

                         o "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 and following

                         o The Resource Conservation and Recovery Act, 49 U.S.C. Section 6901 and following

                         o Other applicable state and federal laws, rules, and regulations, adopted pursuant to the foregoing

INDEBTEDNESS             The word "Indebtedness" is used in its most
                         comprehensive sense and means and includes any and all of Borrower's liabilities, obligations, debts and indebtedness to a Bank, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations and liabilities of Borrower, or any of them, and any present or future judgments against Borrower, or any of them; and whether any such indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the Indebtedness is or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires or otherwise.

MAXIMUM INVENTORY        A dollar amount set by Bank, identified in the
ADVANCE                  Confirmation Letter, which is the maximum amount
                         available for advances against Eligible Inventory under any Accounts Receivable/Inventory PrimeLine.

PRIMARY DEPOSIT ACCOUNT  The deposit account into which substantially all of
                         Borrower's receipts from its operations are deposited and from which substantially all of Borrower's disbursements for its operations are made.

PRIME RATE               A base rate set periodically by Bank that serves as
                         the basis upon which effective rates of interest are calculated for certain credit obligations and effective as of the date of each announcement. The
                         Prime Rate is not necessarily the lowest or best rate at which Bank makes loans.

PROCEEDS Proceeds consist of whatever is receivable or received when any Collateral (or Proceeds of Collateral) are sold, leased, collected, exchanged, or otherwise disposed of -- whether the disposition is voluntary or involuntary -- including, without limitation:

                         o all accounts, deposit accounts, contract rights, chattel paper, instruments, documents, general intangibles and rights to payment of every kind now or at any time in the future arising out of any such disposition of any of the Collateral.

                         o all rights to payment, including returned premiums, with respect to any insurance relating to any of the Collateral.

                         o all rights to payment with respect to any cause of action affecting or relating to any of the Collateral.

                         o any stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities, or other property of any kind which Borrower is or may in the future be entitled to receive on account of any securities pledged as Collateral.

RELATED DOCUMENTS        All instruments, agreements and documents other than
                         the disclosure and the Confirmation Letter which have been or will be signed in connection with the Agreement, or which otherwise relate to the Credit.

SECURITY AGREEMENT       The security agreement described in Section 2 of the
                         Disclosure.

SELLING PRICE            Selling price as evidenced by an invoice or bill of
                         sale net of credits and other allowances.



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
TERM The period of time commencing with the availability of a Credit and ending at the maturity of a Credit.

THIRD PARTY FEES    Fees charged to cover non-bank expense, recordation fees,
                    and bank handling expense. For example, UCC filing fees, appraisal fees, county recording fees, etc.

TREASURY CONSTANT   The term "Treasury Constant Maturity Index" means the weekly
MATURITY INDEX      average rate on United States Treasury Securities adjusted to a constant maturity of one year, as quoted by the Federal
                    Reserve Board in the Federal Reserve Statistical Release
                    H.15(519), rounded to the nearest .05%. If the Index becomes unavailable during the term of the Credit, Bank may designate a substitute index, with notice to Borrower.

TREASURY RATE       The term "Treasury Rate" means yield to maturity at the
                    asked price of the most recently auctioned U.S. Treasury obligation with a maturity date matching the Credit maturity date. However, if the Term of an Advance is a number of months that is not a multiple of twelve, the total number of months for determining the term of the matching U.S.
                    Treasury obligation will be rounded up to the next largest number which is a multiple of twelve (12), or the maturity closes to a multiple of twelve (12). Yield to maturity will be those quoted in The Wall Street Journal or similar publications as of the date of the Advance.








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